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                                                                     EXHIBIT 5.1



                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 583-1231


                               November 22, 1996

Bay Apartment Communities, Inc.
4340 Stevens Creek Blvd., Suite 275
San Jose, CA  95129

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000 shares of common stock, $.01 par value (the "Common Stock"), of Bay Apartment Communities, Inc., a Maryland corporation (the "Company"), pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

     In connection with rendering this opinion, we have examined the Articles of Incorporation and the Bylaws of the Company, each as amended to date; such records of the proceedings of the Company as we deemed material; a registration statement on Form S-3 under the Securities Act relating to the Common Stock (the "Registration Statement") and the prospectus relating to the Common Stock contained therein (the "Prospectus"), the Plan and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Maryland General Corporation Law.

     Based upon the foregoing, we are of the opinion that, when the Common Stock has been issued and paid for in accordance with the terms of the Plan, the Common Stock will be legally issued, fully paid and nonassessable.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, as to which we express no opinion.


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Bay Apartment Communities, Inc.
November 22, 1996

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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                           Very truly yours,


                                           /s/ Goodwin, Procter & Hoar LLP
                                           -------------------------------

                                           GOODWIN, PROCTER & HOAR LLP